Exhibit 24.1
DENDREON CORPORATION REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Dendreon Corporation, a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Mitchell H. Gold, M.D. and Richard F. Hamm, Jr., with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file a registration statement in connection with an offering contemplated pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”), and any and all registration statements filed pursuant to Rule 462 under the Act, in each case as such registration statement relates to Dendreon’s 4.75% convertible senior subordinated notes due 2014 and common stock (the “Registrable Securities”) by the holders of the Registrable Securities and any and all amendments (including post-effective amendments), supplements and additions thereto, and to file each of the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities Exchange Commission, and hereby grants to such attorney-in-fact or attorneys-in-fact full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, hereby ratifying and approve the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the respective dates set forth below.

Signature	Title	Date

/s/ MITCHELL H. GOLD, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2007
Mitchell H. Gold, M.D.

/s/ GREGORY T. SCHIFFMAN	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 10, 2007
Gregory T. Schiffman

/s/ GREGORY R. COX	Principal Accounting Officer	August 10, 2007
Gregory R. Cox

/s/ RICHARD B. BREWER	Chairman of the Board of Directors	August 10, 2007
Richard B. Brewer

/s/ SUSAN B. BAYH	Director	August 10, 2007
Susan B. Bayh

Director
Gerardo Canet

Director
Bogdan Dziurzynski

Director
M. Blake Ingle, Ph.D.

Signature	Title	Date

/s/ RUTH B. KUNATH	Director	August 10, 2007
Ruth B. Kunath

/s/ DAVID L. URDAL, Ph.D.	Director	August 10, 2007
David L. Urdal, Ph.D.

/s/ DOUGLAS G. WATSON	Director	August 10, 2007
Douglas G. Watson